Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports First-Quarter Financial Results
Cambridge, Mass., April 30, 2008 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter, ended March 31, 2008, financial results.
First-Quarter Financial Performance
•	Total revenues were $55.0 million, compared with $47.3 million for the first quarter of last year.

•	On a GAAP-reported basis, Forrester reported net income of $5.0 million or $0.21 per diluted share, compared with net income of $2.0 million, or $0.09 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $6.2 million, or $0.26 per diluted share, for the first quarter of 2008, which reflects a pro forma effective tax rate of 39 percent. Pro forma net income excludes non-cash stock-based compensation expense of $1.4 million, amortization of $171,000 of acquisition-related intangible assets, marketable and non-marketable investment gains of $497,000, and a net benefit of $68,000 related to the settlement of stock option-related payroll tax exposure offset by professional fees related to the stock option investigation and restatement of the Company’s historical financial statements. This compares with pro forma net income of $4.8 million, or $0.20 per diluted share, for the same period in 2007, which excludes non-cash stock-based compensation expense of $2.6 million, amortization of $392,000 of acquisition-related intangible assets, non-marketable investment gains of $174,000, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $1.7 million, and which reflects a pro forma effective tax rate of 39 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables. Forrester believes that pro forma financial results provide investors with consistent and comparable information of Forrester’s ongoing business. Forrester uses pro forma financial information to manage its business, including use of pro forma financial results as the basis for setting targets for various compensation programs.
- More -

Forrester First-Quarter 2008 Information / Page 2
“Our first-quarter results demonstrate a positive start to 2008,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We fell squarely in the range of our revenue and pro forma EPS targets, and deferred revenue increased nicely quarter over quarter and year over year, which should bode well for the remainder of 2008. During the first quarter, we introduced a new metric to gauge the success and penetration of the role-based strategy we launched last year. Roles per client measures the average number of roles Forrester serves in each of its client companies. As of the first quarter, this metric stood at 3.2.”
Forrester is providing second-quarter 2008 financial guidance as follows:
Second-Quarter 2008 (GAAP):
•	Total revenues of approximately $62.0 million to $64.5 million.

•	Operating margin of approximately 15 percent to 17 percent.

•	Other income of approximately $1.8 million.

•	An effective tax rate of 39 percent to 41 percent.

•	Diluted earnings per share of approximately $0.26 to $0.32
Second-Quarter 2008 (Pro Forma):
Pro forma financial guidance for the second quarter of 2008 excludes amortization of acquisition-related intangible assets of approximately $23,000, non-cash stock-based compensation expense of $1.2 million to $1.6 million, costs related to the stock option investigation and restatement of the Company’s historical financial statements of approximately $100,000, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 18 percent to 19 percent.

•	Pro forma effective tax rate of 39 percent.

•	Pro forma diluted earnings per share of approximately $0.32 to $0.36.
Forrester is providing full-year 2008 guidance as follows:
Full-Year 2008 (GAAP):
•	Total revenues of approximately $240 million to $248 million.

•	Operating margin of approximately 14 percent to 16 percent.

•	Other income of approximately $8 million.

•	An effective tax rate of 41 percent.

•	Diluted earnings per share of approximately $1.14 to $ 1.24.
Full-Year 2008 (Pro Forma):
- More -

Forrester First-Quarter 2008 Information / Page 3
Pro forma financial guidance for full-year 2008 excludes non-cash stock-based compensation expense of $5.0 million to $ 6.0 million, amortization of acquisition-related intangible assets of approximately $250,000, costs related to the stock option investigation and restatement of the Company’s historical financial statements of $200,000 to $500,000, and gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 17 percent to 18 percent.

•	Pro forma diluted earnings per share of approximately $1.28 to $1.36.

•	An effective tax rate of 39 percent.
Forrester Research, Inc. (Nasdaq : FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. For more than 24 years, Forrester has been making leaders successful every day through its proprietary research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the second quarter of and full-year 2008. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
- More -

Forrester First-Quarter 2008 Information / Page 4
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617613.6262
mdoyle@forrester.com	press@forrester.com
© 2008, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
- More -

Forrester First-Quarter Fiscal 2008 Results/Page 4
Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended March 31,
	2008	2007
	(Unaudited)
Revenues
Research services	$35,949	$31,302
Advisory services and other	19,025	16,015

Total revenues	54,974	47,317

Operating expenses
Cost of services and fulfillment	21,148	19,838
Selling and marketing	18,850	17,117
General and administrative	7,226	7,758
Depreciation	1,036	923
Amortization of intangible assets	171	392

Total operating expenses	48,431	46,028

Income from operations	6,543	1,289

Other income, net	2,072	1,866
Realized gains from securities and non-marketable investments	497	174

Income from operations before income taxes	9,112	3,329

Income tax provision	4,084	1,299

Net income	$5,028	$2,030

Diluted income per share from net income	$0.21	$0.09

Diluted weighted average shares outstanding	23,617	23,752

Basic income per share from net income	$0.22	$0.09

Basic weighted average shares outstanding	23,048	23,058

Pro forma data (1):
Income from operations	$6,543	$1,289
Amortization of intangible assets	171	392
Investigation related expenses	(68)	1,742
Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	768	1,462
Selling and marketing	270	678
General and administrative	368	478

Pro forma income from operations	8,052	6,041

Other income, net	2,072	1,866

Pro forma income before income taxes	10,124	7,907

Pro forma income tax provision	3,948	3,084

Pro forma net income	$6,176	$4,823

Pro forma diluted earnings per share	$0.26	$0.20

Diluted weighted average shares outstanding	23,617	23,752

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Forrester uses pro forma financial information to manage its business, including use of pro forma results as the basis for setting targets for various compensation programs. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense, gains from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
- More -

Forrester First-Quarter Fiscal 2008 Results/Page 5
Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2008	2007
Assets:
Cash and cash equivalents	$126,510	$53,163
Available-for-sale securities	79,613	195,811
Accounts receivable, net	50,880	69,865
Deferred commissions	10,300	10,631
Deferred income taxes, net	11,694	13,236
Prepaid expenses and other current assets	10,079	11,304

Total current assets	289,076	354,010
Available-for-sale securities	61,412	—
Property and equipment, net	6,830	6,834
Goodwill, net	53,769	53,677
Intangible assets, net	150	309
Deferred income taxes, net	4,271	2,274
Non-marketable investments and other assets	9,437	9,253

Total assets	$424,945	$426,357

Liabilities and stockholders’ equity:
Accounts payable	$3,347	$4,174
Accrued expenses	25,835	28,891
Deferred revenue	117,059	111,418

Total current liabilities	146,241	144,483

Non-current liabilities	6,936	6,858
Preferred stock		—
Common stock	284	282
Additional paid-in capital	291,388	284,431
Retained earnings	86,506	81,478
Treasury stock, at cost	(104,902)	(90,428)
Accumulated other comprehensive loss	(1,508)	(747)

Total stockholders’ equity	271,768	275,016

Total liabilities and stockholders’ equity	$424,945	$426,357

- More -

Forrester First-Quarter Fiscal 2008 Results/Page 6
Forrester Research, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operations:
Net income	$5,028	$2,030
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation	1,036	923
Amortization of intangible assets	171	392
Non-cash stock-based compensation	1,406	2,618
Increase in provision for doubtful accounts	96	100
Deferred income taxes	605	952
Gains from non-marketable investments	(100)	(174)
Gains on sales of available-for-sale securities	(397)	—
Amortization of premiums on available-for-sale securities	187	173
Changes in assets and liabilities –
Accounts receivable	19,802	19,457
Deferred commissions	331	521
Prepaid expenses and other current assets	1,873	(2,790)
Accounts payable	(886)	(689)
Accrued expenses	(3,819)	(2,115)
Deferred revenue	4,419	88

Net cash provided by operating activities	29,752	21,486

Cash flows from investing activities:
Purchases of property and equipment	(954)	(1,993)
Proceeds from non-marketable investments	200	300
Decrease in other assets	202	86
Purchases of available-for-sale securities	(390,696)	(225,360)
Proceeds from sales and maturities of available-for-sale securities	442,962	204,310

Net cash provided by (used in) investing activities	51,714	(22,657)

Cash flows from financing activities:
Proceeds from exercises of employee stock options	4,377	811
Excess tax benefits from non-cash stock-based compensation	1,175	—
Acquisition of treasury shares	(14,474)	—

Net cash (used in) provided by financing activities	(8,922)	811

Effect of exchange rate changes on cash and cash equivalents	803	48

Net increase (decrease) in cash and cash equivalents	73,347	(312)

Cash and cash equivalents, beginning of period	53,163	39,157

Cash and cash equivalents, end of period	$126,510	$38,845

- ### -